Exhibit 10.7

FOURTH AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

(Perdido Key Parcels B1 and A1 through A5)

THIS FOUTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (herein called this “Amendment”) is made and entered into as of March 29, 2013 (“Amendment Effective Date”), by and between WCI COMMUNITIES, LLC, a Delaware limited liability company (herein called “Seller”); and MLD, LLC, a Delaware limited liability company (herein called “Buyer”).

WHEREAS, Seller and Buyer have executed and entered into that certain Agreement of Sale and Purchase dated effective as of June 22, 2012, as amended by First Amendment dated September 20, 2012 (the “First Amendment”), as amended by Second Amendment dated November 30, 2012 (the “Second Amendment”), as amended by Third Amendment date January 30, 2013 (the “Third Amendment”) (as so amended by this Amendment, herein called the “Agreement”) and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Defined Terms. Defined and capitalized terms in this Amendment will have the same meaning as defined and capitalized in the Agreement, unless otherwise indicated in this Amendment.

2.	Recitals. The recitals set forth above are true and correct and hereby incorporated in their entirety by reference.

3.	Permit Modification. The last sentence of Section 13.19 of the Agreement and Section 4 of the First Amendment are hereby deleted, amended and restated as follows:

“Notwithstanding anything to the contrary in this Agreement, if Seller has not obtained the Permit Modification on or before June 28, 2013, this Agreement shall automatically terminate, the Deposit shall be refunded to Buyer, and subject to Section 7.1, 7.3 and 10, the parties shall have no further rights or obligations hereunder”.

4.	Miscellaneous.

a.	Ratification. The Agreement, as amended by this Amendment, is hereby ratified and affirmed.

b.	Entire Agreement. The agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter thereof and hereof and all representations, warranties, inducement, promises or agreements, oral or otherwise, between the parties not embodied in the Agreement, as amended by this Amendment, shall be of no force or effect.

c.	Conflict. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

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d.	Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Amendment.

e.	Facsimile or PDF Signatures. For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an email shall be as binding as originals upon the parties so signing.

f.	Headings. The use of headings, caption and numbers of the contents of particular sections are inserted only for the convenience of indentifying and indexing various provisions in this Amendment and shall not be construed as a part of this Amendment or as a limitation on the scope of any of the terms or provisions of this Amendment.

g.	Parties. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date set forth above.

SELLER:

WCI COMMUNITIES, LLC,

a Delaware limited liability company

By: /s/ John Ferry________________________

       John Ferry, Vice President

Date: 29 March 2013

BUYER:

MLD, LLC

a Delaware limited liability company

By: /s/ P.K. Smartt________________________

       It’s Managing Member

Date: 29 March 2013

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